AGREEMENT OF LEASE

                                 ---------------

Landlord:         Weihai Electronic Industrial Park Weishi Corp.
Lease:            Xianyang Daming Electronics Co. Ltd.

         This lease agreement between Weihai Electronic Industrial Park Weishi Corp. ("Weihai"), located in Weihai City of Shangdong Province and Xianyang Daming Electronics Co. Ltd. ("Daming"), based on mutual trust and mutual benefit. The content of this agreement is described below:

1. Weihai agrees to rent a manufacturing plant on the Building No. 1 in Electronic Industria Park, total four floors, with size of 11,200 square meters to Daming for manufacturing purpose.

2. Weihai guarantees the plant facilities including electric power, water, heat and road condition according to the requirement of Daming.

3. Daming agrees to pay RMB15 per square meters monthly for next month rental within 5 days before month end.

4. Daming can not alter the internal construction structure without the consent of Weihai.

5. Weihai should guarantee to good condition of the building and facilities. Any repair, if it is necessary, should be consent by Weihai.

6. The terms of the agreement is 10 years. The agreement is effective on the date of the agreement signed by each parties.

7.        The agreement is signed in Weihai City, Shangdong province.

8.        The agreement has two copies each held by each party.

9. Any dispute related to this Agreement will be negotiated by each party based on mutual trust and good faith.

10. The agreement will be subjected to and in accordance with the Contract Law.

Xianyang Daming Electronics Co. Ltd. Weihai Electronic Industrial Park Weishi Corp.


By_____________________________        By_____________________________________
         Du, Qingsong                             Xong, Guangqian

May 7, 1997